UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2005

PATHMARK STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05287	22-2879612
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Milik Street, Carteret, New Jersey		07008
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code:    (732) 499-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR  240.14d–2(b))

☐            Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 1, 2005, Pathmark Stores, Inc. (the ”Company”) entered into a separation agreement with Eileen Scott, formerly Chief Executive Officer of the Company.  (As previously disclosed, Ms. Scott ceased to be the Chief Executive Officer of the Company on August 23, 2005.)  Under the separation agreement, in exchange for her general release of claims against the Company, Ms. Scott is entitled to receive aggregate severance payments of $1,267,000, title to the company car provided to her during her employment, payment of certain legal expenses, and, subject to her payment of the share of premiums paid by active employees, continuation of health and welfare benefits for a period of up to two years.  The separation agreement is included herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02.  Termination of a Material Definitive Agreement

On November 1, 2005, Pathmark entered into a separation agreement with Eileen Scott, terminating Ms. Scott’s employment agreement with the Company, dated as of November 20, 2002.  The employment agreement is filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended November 2, 2002, and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

10.1                           Separation Agreement, dated as of October 21, 2005, between Pathmark Stores, Inc. and Eileen Scott.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHMARK STORES, INC.
(Registrant)

By:	/s/ Marc A. Strassler
Name:	Marc A. Strassler
Title:	Senior Vice President and General Counsel

Dated:             November 4, 2005